EXHIBIT 16.2

actcpas.com 101 Washington Street East P.O. Box 2629 Charleston, WV 25329 304.346.0441 office│ 304.346.8333 fax 800.642.3601

November 15, 2016

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549-7561

Re:    Summit Financial Group, Inc.
(Commission File No. 0-16587)

We have read the statements included under Item 4.01 of the Form 8-K of Summit Financial Group, Inc., dated November 15, 2016, to be filed with the Securities and Exchange Commission regarding the change of auditors. We agree with such statements, insofar as they apply to our firm.

We have no basis to agree or disagree with any other statements contained under Item 4.01 of the Form 8-K.

Sincerely,

Charleston, West Virginia